Exhibit 21





                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of
Phoenix Leasing Associates II, Inc.
San Rafael, California

         We have audited the accompanying consolidated balance sheet of Phoenix Leasing Associates II, Inc. (a Nevada corporation) and subsidiary as of September 30, 2002. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit. The consolidated balance sheet of Phoenix Leasing Associates II, Inc. as of September 30, 2001, was audited by other auditors whose report dated November 30, 2001, expressed an unqualified opinion on the consolidated balance sheet.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Phoenix Leasing Associates II, Inc. and subsidiary as of September 30, 2002, in conformity with accounting principles generally accepted in the United States.




                                                            ARMANINO McKENNA LLP

San Ramon, California,
December 19, 2002

               PHOENIX LEASING ASSOCIATES II, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                            September 30,
                                                         2002           2001
                                                         ----           ----

Cash ...............................................  $      --     $       631
Due from Phoenix Leasing Cash Distribution
  Fund V, L.P. .....................................        7,259       170,986
Investment in Phoenix Leasing Cash Distribution
  Fund V, L.P. .....................................       45,072        53,850
                                                      -----------   -----------

         Total Assets ..............................  $    52,331   $   225,467
                                                      ===========   ===========


                      LIABILITIES AND SHAREHOLDER'S EQUITY

Liabilities:

     Accounts payable and accrued expenses .........  $     6,000   $     3,334
                                                      -----------   -----------

         Total Liabilities .........................        6,000         3,334
                                                      -----------   -----------

Minority Interest in Consolidated Subsidiary .......          990       159,608
                                                      -----------   -----------


Shareholder's Equity:

     Common Stock, without par value, 100 shares
       authorized and outstanding ..................    4,000,100     4,000,100
     Retained earnings .............................    3,176,635     2,940,612
     Less:
       Notes receivable from Phoenix Leasing
         Incorporated ..............................   (4,000,000)   (4,000,000)
       Due from Phoenix Leasing Incorporated and
         affiliates ................................   (3,131,394)   (2,878,187)
                                                      -----------   -----------

         Total Shareholder's Equity ................       45,341        62,525
                                                      -----------   -----------

         Total Liabilities and Shareholder's Equity   $    52,331   $   225,467
                                                      ===========   ===========

                 The accompanying notes are an integral part of
                       these consolidated balance sheets.

Note 1.  Organization and Significant Accounting Policies:

         Phoenix Leasing Associates II, Inc., (the Company), was formed under the laws of Nevada on June 14, 1990. The Company is a wholly-owned subsidiary of Phoenix Leasing Incorporated (PLI), a California corporation, and was originally formed to serve as the general partner of Phoenix Leasing Cash Distribution Fund V, L.P. (CDF V), a California limited partnership.

         On August 17, 1990, the Company organized Phoenix Leasing Associates II L.P., a California limited partnership (PLAIILP), to replace the Company as the general partner in CDF V. The limited partner of PLAIILP is Lease Management Associates, Inc., a Nevada corporation controlled by an officer of the Company, who also controls the parent company of PLI. As the general partner of CDF V, PLAIILP earns acquisition and management fees and receives the profits, losses and distributions which are allocated to the Company (Note 6). The Company is the general partner of PLAIILP and, as of September 30, 2002 and 2001 has a 50% ownership interest. This ownership interest is subject to change in accordance with the PLAIILP Partnership Agreement. Profits, losses and distributions attributable to acquisition fees paid to PLAIILP by CDF V are allocated in proportion to the partners' ownership interests. All other profits, losses and distributions are allocated to the Company.

         The Company records its investment in CDF V under the equity method of accounting. As general partner, the Company has complete authority over, and responsibility for, the overall management of CDF V, which includes responsibility for supervising CDF V's acquisition, leasing, and remarketing activities and its sale of equipment.

Note 2.  Principles of Consolidation:

         The consolidated balance sheets as of September 30, 2002 and 2001, include the accounts of the Company and its subsidiary, PLAIILP, over which the Company exerts significant control and influence. All significant intercompany accounts and transactions have been eliminated in consolidation. The minority interest represents the limited partner's interest in PLAIILP.

Note 3.  Use of Estimates:

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.

Note 4.  Notes Receivable from Affiliate:

         PLI, the sole shareholder of the Company, as of September 30, 2002 and 2001, has issued demand promissory notes to the Company totaling $4,000,000. There are no restrictions or covenants associated with these notes which would preclude the Company from receiving the principal or interest amounts under the terms of the notes. The notes bear interest at a rate equal to the lesser of 10% or prime rate plus 1%, as determined by Citibank, N.A., New York, New York. Interest is payable by PLI on the first business day of each calendar quarter. The principal amount is due and payable upon demand by the Company.

Note 5.  Income Taxes:

         Effective July 1, 1998, the Company adopted treatment as an "S" Corporation pursuant to the Federal Income Tax Regulations for tax reporting purposes. Federal and state income tax regulations provide that taxes on the income or loss of the Company are reportable on the shareholder's individual return.

Note 6.  Compensation and Fees:

         PLAIILP receives acquisition fees equal to three percent of the purchase price of assets acquired or financed by CDF V in connection with the analysis, selection and acquisition or financing of assets, and the continuing analysis of the overall portfolio of CDF V's assets, and management fees equal to three percent of CDF V's gross revenues in connection with managing the operations of CDF V. In addition, PLAIILP receives an interest in CDF V's profits, losses and distributions. Management fees of $7,259 and $12,367 and acquisition fees of $0 and $158,619, as of September 30, 2002 and 2001, respectively, are included in Due from Phoenix Leasing Cash Distribution Fund V, L.P. on the consolidated balance sheets.

Note 7.  Related Parties:

         The Company has entered into an agreement with PLI, whereby PLI provides management services to PLAIILP in connection with the operations and administration of CDF V. In consideration for the services and activities performed by PLI pursuant to this agreement, the Company pays PLI fees in an amount equal to: three percent of CDF V's cumulative gross revenues plus the lesser of three percent of the purchase price of equipment acquired by and financing provided to businesses by CDF V or 100% of the net cash attributable to the acquisition fee which has been distributed to the Company plus 100% of all other net cash from operations of PLAIILP. Management fees paid to PLI equaled $238,094 and $371,758 for the twelve months ended September 30, 2002 and 2001, respectively.

                         REPORT OF INDEPENDENT AUDITORS


To the Partners of
Phoenix Leasing Associates II L.P.
San Rafael, California

         We have audited the accompanying balance sheet of Phoenix Leasing Associates II L.P. (a California limited partnership) as of September 30, 2002. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit. The balance sheet of Phoenix Leasing Associates II L.P. as of September 30, 2001, was audited by other auditors whose report dated November 30, 2001, expressed an unqualified opinion on the balance sheet.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Phoenix Leasing Associates II L.P. as of September 30, 2002, in conformity with accounting principles generally accepted in the United States.




                                                            ARMANINO McKENNA LLP

San Ramon, California,
December 19, 2002

                       PHOENIX LEASING ASSOCIATES II L.P.

                                 BALANCE SHEETS

                                     ASSETS


                                                               September 30,
                                                              2002        2001
                                                              ----        ----

Cash ...................................................    $   --      $    252
Due from Phoenix Leasing Cash Distribution
  Fund V, L.P ..........................................       7,259     170,986
Investment in Phoenix Leasing Cash Distribution
  Fund V, L.P. .........................................      45,072      53,850
                                                            --------    --------

         Total Assets ..................................    $ 52,331    $225,088
                                                            ========    ========



                       LIABILITIES AND PARTNERS' CAPITAL

Liabilities:

     Accounts payable and accrued expenses .............    $  3,000    $  1,667
     Due to General Partner ............................      47,668      62,823
                                                            --------    --------

         Total Liabilities .............................      50,668      64,490
                                                            --------    --------

Partners' Capital:

     General Partner (99 partnership units) ............         673         990
     Limited Partner (99 partnership units) ............         990     159,608
                                                            --------    --------

         Total Partners' Capital .......................       1,663     160,598
                                                            --------    --------

         Total Liabilities and Partners' Capital .......    $ 52,331    $225,088
                                                            ========    ========


      The accompanying notes are an integral part of these balance sheets.

               PHOENIX LEASING ASSOCIATES II, INC. AND SUBSIDIARY

                    NOTES TO THE CONSOLIDATED BALANCE SHEETS

                           September 30, 2002 and 2001



Note 1.  Organization and Significant Accounting Policies:

         Phoenix Leasing Associates II L.P., a California limited partnership (the Partnership), was formed under the laws of the State of California on August 17, 1990, to act as the general partner of Phoenix Leasing Cash Distribution Fund V, L.P.(CDF V), a California limited partnership. The general partner of the Partnership is Phoenix Leasing Associates II, Inc. (PLAII), a Nevada corporation and wholly-owned subsidiary of Phoenix Leasing Incorporated
(PLI), a California corporation. The limited partner of the partnership is Lease Management Associates, Inc., a Nevada corporation controlled by an officer of PLAII.

         The Partnership records its investment in CDF V under the equity method of accounting. As general partner, the Partnership has complete authority over, and responsibility for, the overall management of CDF V, which includes responsibility for supervising CDF V's acquisition, leasing, and remarketing and sale of equipment.

Note 2.  Income Taxes:

         The Partnership is not subject to federal and state income taxes on its income except for an $800 minimum state tax. Federal and state income tax regulations provide that items of income, gain, loss and deductions, credits and tax preference items of limited partnerships are reportable by the individual partners in their respective income tax returns. Accordingly, no liability for such taxes has been recorded on the Partnership's balance sheets.

Note 3.  Use of Estimates:

         The preparation of balance sheets in conformity with accounting principles generally accepted in the United States requires management to makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets. Actual results could differ from those estimates.

Note 4.  Compensation and Fees:

         The Partnership receives acquisition fees equal to three percent of the purchase price of assets acquired or financed by CDF V in connection with the analysis, selection and acquisition or financing of assets, and the continuing analysis of the overall portfolio of CDF V's assets, and management fees equal to three percent of CDF V's gross revenues in connection with managing the operations of CDF V. In addition, the Partnership receives an interest in CDF V's profits, losses and distributions. Management fees of $7,259 and $12,367 and acquisition fees of $0 and $158,619 as of September 30, 2002 and 2001, respectively, are included in Due from Phoenix Leasing Cash Distribution Fund V, L.P. on the balance sheets.

Note 5.  Allocation of Profits, Losses and Distributions:

         Profits and losses attributable to acquisition fees paid to the Partnership by CDF V are allocated to the partners in proportion to their ownership interests. All other profits and losses are allocated to PLAII.
Distributions are made in accordance with the terms of the partnership agreement.

Note 6.  Related Parties:

         PLAII has entered into an agreement with PLI whereby PLI provides management services to the Partnership in connection with the operations and administration of CDF V. In consideration for the services and activities performed by PLI pursuant to this agreement, PLAII pays PLI fees in an amount equal to: three percent of CDF V's cumulative gross revenues plus the lesser of three percent of the purchase price of equipment acquired by and financing provided to businesses by CDF V or 100% of the net cash attributed to the acquisition fee which has been distributed to PLAII plus 100% of all other net cash from operations of the Partnership. Management fees paid to PLI equaled $238,094 and $371,758 for the twelve months ended September 30, 2002 and 2001, respectively.